CHAPMAN AND CUTLER LLP
                         111 WEST MONROE STREET
                         CHICAGO, ILLINOIS 60603



                             October 9, 2008




First Trust Exchange-Traded Fund II
1001 Warrenville Road, Suite 300
Lisle, Illinois 60532

NYSE Arca, Inc.
11 Wall Street
New York, NY 10005



         Re:        First Trust Exchange-Traded Fund II
              -----------------------------------------------


Ladies and Gentlemen:

         We have served as counsel for the First Trust Exchange-Traded Fund II (the "Trust"), which proposes to offer and sell shares of its series (the "Shares"), First Trust ISE Global Engineering and Construction Index Fund (the "Fund"), in the manner and on the terms set forth in Post-Effective Amendment No. 11 and Amendment No. 14 to its Registration Statement on Form N-1A filed on October 9, 2008 (the "Amendment") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, respectively.

         In connection therewith, we have examined such pertinent records and documents and matters of law, including the opinion of Bingham McCutchen LLP issued to the Trust or Trust's counsel upon which we have relied as they relate to the laws of the Commonwealth of Massachusetts, as we have deemed necessary in order to enable us to express the opinion hereinafter set forth.

         Based upon the foregoing, we are of the opinion that:

         The Shares of the Fund may be issued from time to time in accordance with the Trust's Declaration of Trust dated July 6, 2006, the Trust's By-Laws, and the Trust's Amended and Restated Establishment and Designation of Series of Shares dated September 15, 2008, and subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities and


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October 9, 2008
Page 2


the receipt by the Fund of the purchase price, and such Shares, when so issued and sold by the Fund, will be legally issued, fully paid and non-assessable, except that, as set forth in the Amendment, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (File No. 333-143964) relating to the Shares referred to above, to the use of our name and to the reference to our firm in said Registration Statement.



                               Respectfully submitted,



                               CHAPMAN AND CUTLER LLP